Exhibit 99.2

FOR IMMEDIATE RELEASE

RCS Capital Corporation Launches “We Are Crowdfunding” Platform

Provides Investors Direct Access to High-Caliber, Institutional Quality
Public and Private Investment Offerings

“We Are Crowdfunding” Internet-Based Investment Platform Leverages RCAP's Existing Broker-Dealer Infrastructure Including Investment Banking, Due Diligence, Compliance and Research

“We Are Crowdfunding” Provides Unique Opportunity for Financial Advisors
to Connect with High Quality Retail Investors

Powered by Trupoly Technology, Offering Intuitive User Experience and Open Architecture Platform

New York, New York, September 8, 2014 – RCS Capital Corporation (“RCAP”) (NYSE: RCAP) today announced the launch of “We Are Crowdfunding”, a Crowdfunding 2.0 investment platform designed to provide investors direct access to high caliber, institutional quality public and private investment offerings.

We Are Crowdfunding will offer a full spectrum of expertly screened investment opportunities including public and private real estate investments offered as mutual funds, interval funds, private fund vehicles, and other individual real estate investments. A variety of new investments will continue to be added to the platform. RCAP anticipates that these opportunities will include products with a range of liquidity features, price transparency and benefits, including access to institutional quality real estate, waiver of sales charges and minimum investment amounts lowered for certain investments including mutual funds, and interval funds. To request an invitation to be one of the first selected investors to access the We Are Crowdfunding platform, please visit www.wearecrowdfunding.com.

Nicholas S. Schorsch, Executive Chairman of the Board of RCAP, will officially introduce We Are Crowdfunding today at the IMN Crowdfunding Forum for Real Estate Conference in California. Mr. Schorsch’s presentation is scheduled for 10:20 A.M. Pacific Time.

“I am thrilled to announce the launch of We Are Crowdfunding, a next-generation Internet-based investment platform dedicated to bringing institutional-quality investments and investor support to the crowdfunding market,” said Mr. Schorsch. “At its core, We Are Crowdfunding is an extension of the principles underpinning RCAP’s approach to distributing investment solutions – providing retail investors with clarity, confidence, transparency and trust. With a focus on high caliber, institutional-quality investments and access to expert advice and support from the over 9,700 financial advisors on the RCAP retail advice platform, We Are Crowdfunding goes beyond the traditional limited choices currently available. We believe that We Are Crowdfunding not only puts investors in control of their own investments, but furnishes those investors with an exemplary selection of investment solutions from which to choose. We expect We Are Crowdfunding will set the bar, not simply by offering superior choices, but superior support, transparency and next-generation technology to lead the crowdfunding industry in its future growth and development.”

RCAP believes We Are Crowdfunding will define the model for Crowdfunding 2.0 by providing investors and financial advisors with a host of benefits, including:

•	A Full Suite of Investment Opportunities: We Are Crowdfunding will offer a broad selection of investment opportunities for accredited and non-accredited investors that creates a full suite of investment opportunities, including direct access to public and private offerings, including Regulation A and Regulation D offerings, mutual funds and closed-end fund offerings, in a variety of industries and sectors. Coupled with its range of liquidity features, pricing transparency and investment minimums, We Are Crowdfunding is expected to offer superior investment choices and puts investors in control of their investments.

•	Leveraging RCAP’s Industry Leading Expertise: As a well-capitalized broker-dealer with an industry-leading track record of raising capital, RCAP brings infrastructure, credibility, and expertise backed by more than 200 professionals. Since its inception, RCAP and its subsidiaries have raised more than $20 billion of investment capital in such varied sectors as domestic and international net lease properties, healthcare facilities, New York City real estate, retail shopping centers, oil and gas, hotel investments, and venture debt.

•	State of the Art Transactional Capabilities: The unique technology powered by Trupoly, a New York based white label investor relationship manager, affords an intuitive user experience. We believe the open architecture platform and simple accreditation process differentiates We Are Crowdfunding from other crowdfunding web sites.

•	Connecting Investors to Financial Advisors and Investment Advice: We Are Crowdfunding allows users access to industry professionals, independent research and educational materials. The specialized investor management portal also acts as a unique referral source, allowing the more than 9,700 financial advisors on the RCAP retail advice platform to introduce specific users to products that best address their specific investment needs.

“Through We Are Crowdfunding, we believe RCAP is positioned to lead the crowdfunding revolution,” said Michael Weil, RCAP’s President. “Unlike many platforms, We Are Crowdfunding connects investors to advisors, streamlines the qualification process, provides access to educational and independent research materials and offers a wide range of options and investment minimums. In addition, We Are Crowdfunding has the capability of offering RCAP affiliated and unaffiliated third party investment products, further diversifying the variety of investment alternatives available to retail investors. Once again, RCAP intends to bring its considerable resources to bear in order to raise the bar in delivering a suite of high-quality investment solutions to the retail investor.”

About RCAP

RCS Capital Corporation (NYSE: RCAP) is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, and a research business focused on alternative investments. Following the closing of recent acquisitions of independent broker-dealers and an investment manager, RCAP is also engaged in the independent retail advice and investment management businesses. RCAP's business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Forward-Looking Statements

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCAP’s ability to integrate businesses acquired in recent and pending acquisitions into its existing businesses. Additional factors that may affect future results are contained in RCAP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries:	Investor Inquiries:

Anthony J. DeFazio	Andrew G. Backman	Brian D. Jones
SVP of Public Relations	Managing Director	Chief Financial Officer
DDCworks	Investor Relations and Public Relations	RCS Capital Corporation
tdefazio@ddcworks.com	RCS Capital Corporation	BJones@rcscapital.com
(484) 342-3600	ABackman@rcscapital.com	(866) 904-2988
(917) 475-2135